Exhibit 99.1

• • • • • •		JDA Investor Relations Contacts:
	JDA Software Group, Inc. NEWS RELEASE	Kristen L. Magnuson, Executive Vice President & Chief Financial Officer, JDA Software Group, Inc. Tel: 480-308-3000

Lawrence Delaney, Jr., The Berlin Group Tel: 714-734-5000; larry@berlingroup.com

JDA Software Reports Fourth Quarter and Year-End Results for 2008
Company Achieves Record Quarterly and Annual Revenue Including 26% Growth in
Annual Software Sales
Scottsdale, Ariz. — January 26, 2008 — JDA ® Software Group, Inc. (NASDAQ: JDAS) today announced financial results for the fourth quarter and year ended December 31, 2008. JDA reported total revenues of $106.2 million and software revenues of $34.3 million for fourth quarter 2008, compared to total revenues of $98.5 million and software revenues of $22.4 million for fourth quarter 2007. For the twelve months ended December 31, 2008, JDA reported total revenues of $390.3 million and software revenues of $92.9 million, compared to total revenues of $373.6 million and software revenues of $73.6 million for the twelve months ended December 31, 2007.
Fourth Quarter 2008 Financial Summary
•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) was $28.0 million in fourth quarter 2008, compared to $22.9 million in fourth quarter 2007, a 22% increase year-over- year.

•	Adjusted non-GAAP earnings for fourth quarter 2008 were $0.43 per share as compared to $0.35 in fourth quarter 2007, and exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and the costs of the terminated i2 acquisition.

•	The Company reported a GAAP net loss for fourth quarter 2008 of $10.4 million or $.34 per share, compared to GAAP net income of $8 million or $0.22 per share in fourth quarter 2007. The GAAP net loss for fourth quarter 2008 includes $25.1 million in operating expenses and $4.6 million of finance costs related to the terminated acquisition of i2 Technologies.

•	DSOs were 67 days at the end of fourth quarter 2008, compared to 58 days at the end of third quarter 2008 and 68 days at the end of fourth quarter 2007. DSOs increased sequentially in fourth quarter 2008 compared to third quarter 2008 due to the higher volume of software revenues which have longer payment terms than maintenance or service billings.

•	The Company reported negative cash flow from operations of $23.6 million in fourth quarter 2008 compared to positive cash flow from operation of $18.8 million in third quarter 2008 and $16.0 million in fourth quarter 2007. Fourth quarter 2008 includes $29.7 million in costs related to the terminated acquisition of i2 Technologies, $3.6 million of which were accrued but not paid as of December 31, 2008. Excluding these one-time charges, the Company generated $2.6 million of adjusted cash flow from operations in fourth quarter 2008.
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•	The Company had cash and cash equivalents of $32.7 million with no debt at the end of fourth quarter 2008 after a paying a $20 million one-time reverse termination fee and other finance and related costs associated with the terminated acquisition of i2 Technologies and the remaining $80.5 million of long-term borrowings in fourth quarter 2008. The Company had $95.3 million of cash and cash equivalents and $99.6 million in debt at December 31, 2007.

•	The Company has not yet completed the analysis of its FIN 48 liability, deferred taxes and other income tax-related items. Accordingly, the reported income tax provision (benefit) and GAAP financial results could change pending the completion of this process.
     “Our year-end and fourth quarter results were record-breaking for JDA, making this the best quarter and year in our company’s history,” commented JDA CEO Hamish Brewer. “Software license revenue was up 53% for the quarter and 26% for the year, reflecting that JDA’s merchandising, supply chain management and revenue management solutions offer what the market and our customers need right now — value-based, innovative and proven solutions that provide a quick return on investment and solve today’s business challenges.”
Fourth Quarter 2008 Highlights
•	Significant Software Deals for the Quarter
•	Seven software contracts exceeded $1.0 million, the largest being an $11.5 million deal with an Americas-based customer.

•	A total of 70 new software deals were closed in fourth quarter 2008 including five that included multiple products.
•	Regional Sales Activity
•	JDA’s Americas region closed $27.4 million in software license deals in the fourth quarter 2008, compared to $12 million in fourth quarter 2007. Software transactions with Americas customers include the following: Cadbury Adams USA LLC, CVS Pharmacy Inc., Dr. Pepper Snapple Group, Elemica Inc., Gander Mountain Company, Grupo Commercial Chedraui S.A. de C.V., Limited Stores LLC., Mark’s Work Wearhouse Ltd., Owens & Minor Medical Inc., Staples Inc., The Sun Products Corporation and Wegman’s Food Markets Inc.

•	JDA’s Europe, Middle East and Africa (EMEA) region software sales were $5.6 million in fourth quarter 2008, compared to $7.5 million in fourth quarter 2007. EMEA customers that signed license agreements in fourth quarter 2008 include: Barloworld Logistics Ltd., Blue Square Israel Ltd, Commercials Brendolan S.r.L., Conforama Management Services, Dimar S.p.A., Netto A/S, Oriflame Cosmetics, Pick ‘n Pay Retailers Ltd., Renault
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SAS, Tesco Stores Limited, The Foschini Retail Group Ltd., and Wilkinson Hardware Stores Limited.

•	JDA’s Asia Pacific region software sales were $1.3 million in fourth quarter 2008, compared to $2.9 million in fourth quarter 2007. Saigon Union of Trading Cooperatives and Sigma Pharmaceutical Limited were significant wins in this region.
•	Significant Product Innovation Releases
•	New JDA Executive S&OP Workbench was developed through strategic alliance with Oliver Wight, an industry leading consultant in the area of S&OP. The solution helps organizations elevate the scope and effectiveness of their supply chain Sales and Operations Planning (S&OP) processes to unite and align their corporate objectives and operational plans, driving higher top- and bottom-line business results.

•	Released 25 enhanced supply chain planning and execution optimization products in the quarter. The enhanced solutions included roadmap innovations released as part of JDA’s objective to continuously extend its merchandising, supply chain management and revenue management leadership and value to its customers.
•	Largest JDA EMEA User Event
•	JDA held its most successful and widely attended JDAConnect, its EMEA User Conference, in London November 13-14, 2008.

•	More than 270 attendees from 20 different countries including retailers, manufacturers, wholesaler-distributors and services industry customers attended for updates and to share strategies for managing their businesses, improving their operations and optimizing their supply chains.

•	The event featured over 25 presentations from external customers and industry experts and participation by more than 10 alliance member sponsors.
Twelve Month Financial Summary for 2008
•	Adjusted EBITDA increased to $97.4 million for the twelve months ended December 31, 2008, compared to $88.7 million for the twelve months ended December 31, 2007.

•	Adjusted non-GAAP earnings for the twelve months ended December 31, 2008 was $1.47 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and the costs of the terminated acquisition of i2 Technologies, as compared to adjusted non-GAAP earnings per share of $1.33 for the twelve months ended December 31, 2007, which excluded amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and a gain on the sale of an office facility.
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•	GAAP net income for the twelve months ended December 31, 2008 was $6.2 million or $0.18 per share, as compared to GAAP net income of $26.5 million or $0.76 per share in the twelve months ended December 31, 2007.
Conference Call Information
          JDA Software Group, Inc. will host a conference call at 4:45 p.m. (Eastern) today to discuss earnings results for its fourth quarter ended December 31, 2008. To participate in the call, dial 1-800-762-8779 (United States) or 1-480-248-5081 (International) and ask the operator for the “JDA Software Group, Inc. Fourth Quarter 2008 Earnings Conference Call.” To participate in the webcast, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00005B7A.
          A replay of the conference call will begin Monday, January 26, 2009 at 7:45 p.m. (Eastern) and will end on Thursday, February 26, 2009 at 11:59 p.m. (Eastern). You can hear the replay by dialing 1-800-406-7325 (United States) or 1-303-590-3030 (International) using access 3959331.
About JDA Software Group, Inc.
          JDA® Software Group, Inc. (NASDAQ: JDAS) is focused on helping companies realize real supply chain and revenue management results — fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers and services companies around the world are growing their businesses with greater predictability and more profitably. For more information on JDA Software, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
           We do not believe this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release we have included statements with forward-looking implications, including (i) Mr. Brewer’s statement that “our solutions offer what the market and our customers need right now . . . .” The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the possibility that, despite our strong software sales in 2008, demand for our solutions may weaken, particularly given the current worldwide negative financial and economic environment; and (b) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
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Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
          The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
•	Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•	Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

•	Restructuring charges and adjustments to acquisition-related reserves are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exist an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•	The costs associated with the terminated acquisition of i2 Technologies, which include a $20 million reverse termination fee and other finance and related costs, are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.

•	Sales of office facilities are non-routine transactions, not directly related to our core business of selling software and related services and hardware.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
          Some of the limitations in relying on non-GAAP financial measures are:
•	Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
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•	The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
          We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$32,696	$95,288
Accounts receivable, net	79,353	74,659
Income tax receivable	1,358	463
Deferred tax asset	7,982	8,203
Prepaid expenses and other current assets	14,223	15,925

Total current assets	135,612	194,538

Non-Current Assets:
Property and equipment, net	43,093	44,858
Goodwill	134,561	134,561
Other Intangibles, net:
Customer lists	121,719	144,344
Acquired software technology	24,160	29,437
Trademarks	1,335	3,013
Deferred tax asset	63,414	62,029
Other non-current assets	4,872	9,445

Total non-current assets	393,154	427,687

Total Assets	$528,766	$622,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,273	$3,559
Accrued expenses and other liabilities	52,090	48,559
Current portion of long-term debt	—	7,027
Deferred revenue	62,005	67,530

Total current liabilities	117,368	126,675

Non-Current Liabilities:
Long-term debt	—	92,536
Accrued exit and disposal obligations	8,820	11,797
Liability for uncertain tax positions	7,977	5,421

Total non-current liabilities	16,797	109,754

Total Liabilities	134,165	236,429

Redeemable Preferred Stock	50,000	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 32,458,396 and 31,378,768 shares, respectively	325	314
Additional paid-in capital	305,564	295,694
Deferred compensation	(2,915)	(3,526)
Retained earnings	59,373	53,144
Accumulated other comprehensive gain	(2,016)	3,814

	360,331	349,440
Less treasury stock, at cost, 1,307,317 and 1,189,269 shares, respectively	(15,730)	(13,644)

Total stockholders’ equity	344,601	335,796

Total liabilities and stockholders’ equity	$528,766	$622,225

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

JDA Software Reports Fourth Quarter and Year-End Results for 2008
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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUES:
Software licenses	$34,305	$22,440	$92,898	$73,599
Maintenance services	44,001	47,006	182,844	178,198

Product revenues	78,306	69,446	275,742	251,797

Consulting services	25,171	26,187	104,072	110,893
Reimbursed expenses	2,738	2,830	10,518	10,885

Service revenues	27,909	29,017	114,590	121,778

Total revenues	106,215	98,463	390,332	373,575

COST OF REVENUES:
Cost of software licenses	1,490	668	3,499	2,499
Amortization of acquired software technology	1,007	1,502	5,277	6,377
Cost of maintenance services	11,589	11,254	45,734	45,242

Cost of product revenues	14,086	13,424	54,510	54,118

Cost of consulting services	20,870	20,515	81,954	83,131
Reimbursed expenses	2,738	2,830	10,518	10,885

Cost of service revenues	23,608	23,345	92,472	94,016

Total cost of revenues	37,694	36,769	146,982	148,134

GROSS PROFIT	68,521	61,694	243,350	225,441

OPERATING EXPENSES:
Product development	13,670	13,456	53,866	51,173
Sales and marketing	18,730	18,318	66,468	63,154
General and administrative	11,807	11,606	44,213	41,515
Provision for doubtful accounts	750	1,300	750	2,890
Amortization of intangibles	6,076	3,963	24,303	15,852
Restructuring charges and adjustments to acquisition-related reserves	4,428	(68)	8,382	6,208
Costs of terminated acquisition of i2 Technologies	25,060	—	25,060	—
Gain on sale of office facility	—	—	—	(4,128)

Total operating expenses	80,521	48,575	223,042	176,664

OPERATING INCOME (LOSS)	(12,000)	13,119	20,308	48,777

Interest expense and amortization of loan fees	(3,673)	(2,454)	(10,349)	(11,836)
Finance costs on terminated acquisition of i2 Technologies	(4,655)	—	(5,292)	—
Interest income and other, net	664	1,056	2,791	3,476

INCOME (LOSS) BEFORE INCOME TAXES	(19,664)	11,721	7,458	40,417

Income tax (provision) benefit	9,222	(3,746)	(1,229)	(13,895)

NET INCOME (LOSS)	$(10,442)	$7,975	$6,229	$26,522

BASIC EARNINGS (LOSS) PER SHARE	$(.34)	$.24	$.18	$.79

DILUTED EARNINGS (LOSS) PER SHARE	$(.34)	$.22	$.18	$.76

SHARES USED TO COMPUTE:
Basic earnings (loss) per share	31,080	33,744	34,339	33,393

Diluted earnings (loss) per share	31,080	35,654	35,185	34,740

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (loss) (GAAP BASIS)	$(12,000)	$13,119	$20,308	$48,777

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,007	1,502	5,277	6,377
Add back amortization of intangibles	6,076	3,963	24,303	15,852
Add back restructuring charges	4,428	(68)	8,382	6,208
Add back stock-based compensation	1,189	2,019	4,324	6,191
Add back costs of terminated acquisition of i2 Technologies	25,060	—	25,060	—
Less gain on sale of office facility	—	—	—	(4,128)

Adjusted non-GAAP operating income	25,760	20,535	87,654	79,277

Add back depreciation	2,288	2,412	9,700	9,416

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$28,048	$22,947	$97,354	$88,693

NON-GAAP OPERATING INCOME AND AJDUSTED EBITDA, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	(11%)	13%	5%	13%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	1%	2%	1%	2%
Amortization of intangibles	6%	4%	6%	4%
Restructuring charges	4%	—%	2%	2%
Stock-based compensation	1%	2%	1%	2%
Costs of terminated acquisition of i2 Technologies	23%	—%	7%
Gain on sale of office facility	—%	—%	—%	(1%)

Adjusted non-GAAP operating income	24%	21%	22%	22%

Depreciation	2%	2%	3%	2%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	26%	23%	25%	24%

NON-GAAP EARNINGS PER SHARE

Income (loss) before income taxes	$(19,664)	$11,721	$7,458	$40,417

Amortization of acquired software technology	1,007	1,502	5,277	6,377
Amortization of intangibles	6,076	3,963	24,303	15,852
Restructuring charges and adjustments to acquisition-related reserves	4,428	(68)	8,382	6,208
Stock-based compensation	1,189	2,019	4,324	6,191
Costs of terminated acquisition of i2 Technologies	25,060	—	25,060	—
Finance costs on terminated acquisition of i2 Technologies	4,655	—	5,292	—
Gain on sale of office facility	—	—	—	(4,128)

Adjusted income before income taxes	22,751	19,137	80,096	70,917

Adjusted income tax expense	7,622	6,698	28,266	24,821

Adjusted net income	$15,129	$12,439	$51,830	$46,096

Adjusted non-GAAP diluted earnings per share	$0.43	$0.35	$1.47	$1.33

Shares used to compute non-GAAP diluted earnings per share	34,953	35,654	35,185	34,740

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	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

CASH FLOW INFORMATION

Net cash provided by (used in )operating activities (GAAP BASIS)	$(23,581)	$16,038	$47,091	$79,707

Add back costs of terminated acquisition of i2 Technologies	25,060		25,060
Add back financing costs on terminated acquisition of i2 Technologies	4,655		5,292
Less accrued and unpaid costs of terminated acquisition of i2 Technologies	(3,573)		(3,573)

	26,142		26,779

Adjusted non-GAAP net cash provided by operating activities	$2,561		$73,870

Net cash used in investing activities:
Payment of direct costs related to acquisitions	$1,192	$(1,273)	$(4,242)	$(7,606)
Purchase of other property and equipment	(2,529)	(2,269)	(8,594)	(7,408)
Proceeds from disposal of property and equipment	17	7	132	6,856

	$(1,320)	$(3,535)	$(12,704)	$(8,158)

Net cash provided by financing activities:
Issuance of common stock under equity plans	$1,792	$3,040	$7,806	$11,185
Principal payments on term-loan agreement	(80,477)	(437)	(99,563)	(40,000)
Other, net	(184)	(1,616)	(3,724)	(1,775)

	$(78,869)	$987	$(95,481)	$(30,590)

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